U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2018

AKERS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-36268	22-2983783
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

201 Grove Road

Thorofare, New Jersey USA 08086

(Address of principal executive offices, including zip code)

(856) 848-8698

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

As further disclosed in item 5.07 below, effective December 7, 2018 the shareholders of Akers Biosciences, Inc. (the “Company”), upon the recommendation of the Board of Directors (the “Board”) of the Company, approved and adopted the Akers Biosciences, Inc. 2018 Equity Incentive Plan (the “2018 Plan”).

Highlights of the 2018 Plan

We adopted our 2018 Plan to enable us and our affiliated companies to: (a) recruit and retain highly qualified employees, directors and consultants; (b) offer them a greater stake in our success and a closer identity with our company; and (c) encourage ownership of our stock by such individuals.

The 2018 Plan permits the grant of (i) nonqualified stock options (“Options”); (ii) restricted stock awards; (iii) restricted stock units (“RSUs”), (iv) stock appreciation rights (“SARs”) and (v) other stock-based awards, which we refer to collectively as “Awards,” as more fully described below.

Some of the key features of the 2018 Plan that reflect our commitment to effective management of incentive compensation are as follows:

No In-the-Money Options. The 2018 Plan prohibits the grant of Options with an exercise or base price less than the fair market value of our common stock as of the date of grant.

Section 162(m) Qualification. The 2018 Plan is designed to allow Awards made under the 2018 Plan to qualify as performance-based compensation under Section 162(m) of the Code.

Recoupment. Awards made under the 2018 Plan may be subject to rescission, cancellation or recoupment, in whole or in part, under any current or future “clawback” or similar policy maintained by us that is applicable to any participant.

Independent Administration. The compensation committee of the Board (the “Compensation Committee”), which consists of only independent directors, will be responsible for the general administration of the 2018 Plan with respect to Awards, provided however, that the Compensation Committee may delegate to one or more officers or Board members the authority to grant Awards to eligible individuals, who are neither subject to the requirements of Rule 16b-3 of the Exchange Act nor “covered employees” within the meaning of Section 162(m) of the Code

All Awards granted under the 2018 Plan are governed by separate written agreements, or Award Agreements, between us and the participants. No Awards may be granted after the 10th anniversary of the date on which the 2018 Plan was approved by the Board, although Awards granted before that time will remain valid in accordance with their terms.

Eligibility. Any of our employees, officers, directors, consultants (who are natural persons) are eligible to participate in the 2018 Plan if selected by the Compensation Committee (the “Participants”). Currently we have twenty (20) employees, two (2) officers, three (3) directors, and one (1) consultant who are eligible to be Participants in the 2018 Plan. The basis of participation of an individual under the 2018 Plan, and the type and amount of any Award that an individual will be entitled to receive under the 2018 Plan, will be determined by the Compensation Committee based on its judgment as to the best interests of the Company and our stockholders, and therefore cannot be determined in advance.

Subject to certain adjustments, the maximum number of shares of common stock that may be issued under the 2018 Plan in connection with Awards is one million eight hundred seventy-five thousand (1,875,000). In any calendar year, no Participant may receive any Award or any combination of Awards that relate to more than six hundred twenty-five thousand (625,000) shares.

The Board has initiated a process to evaluate strategic alternatives to maximize shareholder value. This process will consider a range of potential strategic alternatives including, but not limited to, business combinations, while simultaneously supporting the Company’s management and employees in the execution of the Company’s current business activities. The Company does not plan to disclose or comment on developments regarding the strategic review process until it is complete or further disclosure is deemed appropriate. There can be no assurance that the exploration of strategic alternatives will result in any transaction or other alternative. Upon the successful consummation of a strategic alternative the Company may issue securities of up to six hundred twenty-five thousand (625,000) shares pursuant to the 2018 Plan to each of its officers and directors.

Any shares tendered by a Participant in payment of an exercise price for an Award or the tax liability with respect to an Award, including shares withheld from any such Award, shall not be available for future Awards hereunder. Any shares of Common Stock issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares of Common Stock available for Awards under the Plan. Additionally, subject to counting procedures adopted by the Compensation Committee, any shares subject to an Award under the Plan that are forfeited or terminated without an actual distribution of shares shall again be available for Awards under the Plan.

In the event of any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event, which affects the Common Stock, the Compensation Committee may make such adjustment, which is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, to (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Common Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Common Stock available under the Plan, (iv) the limits described in above, (v) the exercise price or grant price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award, and (vi) if applicable to the performance goals applicable to any such Award.

Options. An Option entitles the holder to purchase from us a stated number of shares of common stock at a set price. The Compensation Committee will specify the number of shares of common stock subject to each Option and the exercise price for such Option, provided that the exercise price may not be less than the fair market value of a share of common stock on the date the Option is granted. Generally, all or part of the exercise price may be paid (i) in cash, (ii) with shares of Common Stock of the Company owned by the optionee, (iii) with other legal consideration that the Committee may deem appropriate, which may include payment through cashless and net exercise arrangements, to the extent permitted by applicable law, or (iv) by any combination of such methods. Participants who are subject to the reporting requirements of Section 16 of the Exchange Act may elect to pay all or a portion of the exercise price of an Option by directing the Company to withhold shares of Common Stock that would otherwise be received upon exercise of such Option.

All Options shall be exercisable in accordance with the terms of the applicable Award Agreement. The maximum term of an Option shall be determined by the Compensation Committee on the date of grant but shall not exceed 10 years.

Unless otherwise provided in an Award Agreement or as may be determined by the Compensation Committee, upon a Participant’s termination of service with the Company, the unvested portion of such Participant’s Options shall cease to vest and shall be forfeited with no further compensation due to the Participant and the vested portion of such Participant’s Options shall remain exercisable by the Participant or the Participant’s beneficiary or legal representative, as the case may be, for a period of (i) 90 days in the event of a Participant’s termination of service by the Company or a Subsidiary without Cause (as such term is defined in the Plan), (ii) one year in the event of a Participant’s termination of service due to death or disability and (iii) 30 days in the event of a Participant’s voluntary termination of service; provided, however, that in no event shall any Option be exercisable after its stated term has expired. All of a Participant’s Options shall be forfeited immediately upon such Participant’s termination by the Company for Cause.

Restricted Stock. A restricted stock award is a grant of shares of common stock, which are subject to forfeiture restrictions during a restriction period. The Compensation Committee will determine the price, if any, to be paid by the Participant for each share of common stock subject to a restricted stock award. The Compensation Committee may condition the expiration of the restriction period, if any, upon: (i) the Participant’s continued service over a period of time with us or our affiliates; (ii) the achievement by the Participant, us or our affiliates of any other performance goals set by the Compensation Committee; or (iii) any combination of the above conditions as specified in the Award Agreement. If the specified conditions are not attained, the Participant will forfeit the portion of the restricted stock award with respect to which those conditions are not attained, and the underlying common stock will be forfeited to us. At the end of the restriction period, if the conditions, if any, have been satisfied, the restrictions imposed will lapse with respect to the applicable number of shares. During the restriction period, unless otherwise provided in an Award Agreement, a Participant will have the right to vote the shares underlying the restricted stock; however, all dividends will remain subject to restriction until the stock with respect to which the dividend was issued lapses. The Compensation Committee may, in its discretion, accelerate the vesting and delivery of shares of restricted stock. Unless otherwise provided in an Award Agreement or as may be determined by the Compensation Committee, upon a Participant’s termination of service with the Company, the unvested portion of a restricted stock award will be forfeited.

RSUs. RSUs are granted in reference to a specified number of shares of common stock and entitle the holder to receive, on achievement of specific performance goals established by the Compensation Committee, after a period of continued service with us or our affiliates or any combination of the above as set forth in the applicable Award Agreement, one share of common stock for each such share of common stock covered by the RSU. The Compensation Committee may, in its discretion, accelerate the vesting of RSUs. Unless otherwise provided in an Award Agreement or as may be determined by the Compensation Committee, upon a Participant’s termination of service with the Company, the unvested portion of the RSUs will be forfeited.

Stock Appreciation Rights. An SAR entitles the recipient to receive, upon exercise of the SAR, the increase in the fair market value of a specified number of shares of common stock from the date of the grant of the SAR and the date of exercise payable in shares of common stock. Any grant may specify a vesting period or periods before the SAR may become exercisable and permissible dates or periods on or during which the SAR shall be exercisable. No SAR may be exercised more than ten years from the grant date. Upon a Participant’s termination of service the same general conditions applicable to Options as described above would be applicable to the SAR.

Other Stock-Based Awards. Other Stock-Based Awards may be granted by the Compensation Committee in the form and on such terms and conditions as the Committee shall determine.

Performance Goals. Performance goals may be linked to a variety of factors including the Participant’s completion of a specified period of employment or service with us or an affiliated company. Additionally, performance goals can include objectives stated with respect to an individual Participant, the Company or the subsidiary, division, department or function in which the Participant is employed. Performance goals may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. The performance goals are limited to one or more of the following:

●	specified levels of or increases in the Company’s, a division’s or a subsidiary’s return on capital, equity or assets;
●	earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes (EBIT) and earnings before interest, taxes, depreciation and amortization (EBITDA);
●	net economic profit (which is operating earnings minus a charge to capital);
●	net income;
●	operating income;
●	sales;
●	sales growth;
●	gross margin;
●	direct margin;
●	share price (including but not limited to growth measures and total stockholder return), operating profit; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital);
●	inventory turns;
●	financial return ratios;
●	market share;
●	balance sheet measurements such as receivable turnover;
●	improvement in or attainment of expense levels;

●	improvement in or attainment of working capital levels;
●	debt reduction;
●	strategic innovation, including but not limited to entering into, substantially completing, or receiving payments under, relating to, or deriving from a joint development agreement, licensing agreement, or similar agreement;
●	customer or employee satisfaction;
●	individual objectives;
●	any other financial or other measurement deemed appropriate by the Committee as it relates to the results of operations or other measurable progress of the Company and its subsidiaries (or any business unit of the Company or any of its subsidiaries); and/or
●	any combination of any of the foregoing criteria.

The Compensation Committee may impose restrictions on the grant, exercise or payment of an Award as it determines appropriate. Generally, Awards granted under the 2018 Plan shall be nontransferable except by will or by the laws of descent and distribution. No Participant shall have any rights as a stockholder with respect to shares covered by Options, SARs, or RSUs, unless and until such Awards are settled in shares of common stock.

No Option (or, if applicable, SARs) shall be exercisable, no shares of common stock shall be issued, no certificates for shares of common stock shall be delivered and no payment shall be made under the 2018 Plan except in compliance with all applicable laws.

Our board of directors may amend, suspend or terminate the 2018 Plan and the Compensation Committee may amend any outstanding Award at any time; provided that (a) such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s stockholders if (i) such action would decrease the price at which outstanding Awards may be exercised or (ii) such stockholder approval is required by any applicable federal, state or foreign law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted and (b) no such amendment or termination may adversely affect Awards then outstanding without the holder’s permission, unless such amendment is necessary to ensure a deduction under Section 162(m) of the Code, if applicable, or to avoid the additional tax described in Section 409A of the Code.

In the event of a change in control (as defined in the 2018 Plan), the Compensation Committee may, in its discretion, (i) accelerate the vesting and, if applicable, exercisability of all outstanding Awards, (ii) cancel all outstanding Options or SARs in exchange for a cash payment in an amount equal to the excess, if any, of the fair market value of the Common Stock underlying the unexercised portion of the Option or SAR over the exercise price or grant price, as the case may be, of such portion, , (iii) terminate all Options or SARs, effective immediately prior to the change in control, provided that the Company provides the Participant an opportunity to exercise such Award within a specified period following the Participant’s receipt of a written notice of such change in control and the Company’s intention to terminate such Awards, or (iv) require the successor corporation, following a change in control if the Company does not survive such change in control, to assume all outstanding Options or SARs and to substitute such Options or SARs with awards involving the common stock of such successor corporation on terms and conditions necessary to preserve the rights of Participants with respect to such Options or SARs. The judgment of the Compensation Committee with respect to a change in control shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

New Plan Benefits

Because our Compensation Committee has discretion to grant future awards of a design and amount determined in its discretion, (i) it is not possible at present to specify the persons to whom Awards will be granted under the 2018 Plan in the future or the amounts and types of individual grants and (ii) nor would it be possible to predict what awards would have been had the 2018 Plan been in existence in the prior fiscal year. However, it is anticipated that, among others, all of our current executive officers, including our named executive officers, will receive Awards under the 2018 Plan.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Code limits the federal income tax deductions a publicly held company can claim for compensation in excess of $1,000,000 paid to certain executive officers (generally, the officers who are “named executive officers” in the summary compensation table in the issuer’s proxy statement, excluding the issuer’s principal financial officer). “Qualified performance-based compensation” is not counted against the $1,000,000 deductibility limit. Under the 2018 Plan, options and SARs granted with an exercise price at least equal to 100% of the fair market value of the underlying shares at the date of grant may satisfy the requirements for treatment as “qualified performance-based compensation.” In addition, Performance Awards that are conditioned upon achievement of certain Performance Goals may satisfy the requirements for treatment as “qualified performance-based compensation.” A number of other requirements must be met, however, in order for those awards to so qualify. Accordingly, there can be no assurance that awards under the 2018 Plan will be fully deductible under all circumstances.

Federal Income Tax Consequences Relating to Awards Under the 2018 Plan.

The material United States federal income tax treatment of awards under the 2018 Plan is generally described below. This description of tax consequences is not a complete description. There may be different income tax consequences under certain circumstances, and there may be gift and estate tax consequences. Local, state and other taxing authorities may also tax awards under the plan. Tax laws are subject to change.

Nonqualified Stock Options

There are generally no federal income tax consequences to a Participant or to the Company upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, a Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the aggregate exercise price paid. The Company generally will be entitled to a corresponding federal income tax deduction. The Participant will have a tax basis in the shares equal to the exercise price plus the amount of income recognized at the time of exercise.

When a Participant sells shares of stock acquired through the exercise of a nonqualified stock option, the Participant will have a capital gain or loss in an amount equal to the difference between the amount realized on the sale and the tax basis in the shares. The capital gain tax rate will depend on a number of factors, including the length of time the Participant held the shares prior to selling them.

Restricted Stock

Unless a Participant makes a valid Section 83(b) election as described below, such Participant will generally not recognize federal taxable income when he or she receives a grant of restricted stock, and the Company will not be entitled to a deduction, until the stock is transferable by the Participant or is otherwise no longer subject to a substantial risk of forfeiture. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, a Participant will recognize ordinary income in an amount equal to the fair market value of the shares at that time (less any amounts paid for the shares), and generally, the Company will be entitled to a deduction in the same amount. Any gain or loss recognized by the Participant upon a later disposition of the shares will be capital gain or loss. A Participant’s holding period for purposes of determining whether that capital gain or loss is long-term or short-term will be counted from the date the stock became transferable or ceased to be subject to a substantial risk of forfeiture.

A Participant may elect to recognize ordinary income in the year when the share award is granted in an amount equal to the fair market value of the shares subject to the award (less any amounts paid for such shares) at the time of grant, determined without regard to certain restrictions. This election is referred to as a Section 83(b) election. In that event, the Company will be entitled to a corresponding deduction in the same year. Any gain or loss recognized by the Participant upon a later disposition of the shares will be capital gain or loss. A Participant’s holding period for purposes of determining whether that capital gain or loss is long-term or short-term will be counted from the date of the original transfer to the Participant. The Participant may not claim a credit for any tax previously paid on stock that is later forfeited.

Restricted Stock Units

If a Participant is granted a restricted stock unit, he or she will not be required to recognize any taxable income at the time of grant. Upon distribution of shares or cash in respect of a restricted stock unit, the fair market value of those shares or the amount of that cash will be taxable to the Participant as ordinary income and the Company will receive a deduction equal to the income recognized by the Participant. The subsequent disposition of shares acquired pursuant to a restricted stock unit will result in capital gain or loss (based on the difference between the price received on disposition and the market value of the shares at the time of their distribution). The capital gain tax rate will depend on a number of factors, including the length of time the Participant held the shares prior to selling them.

SARs

A Participant realizes no taxable income and the Company is not entitled to a deduction when a SAR is granted. Upon exercising a SAR, a Participant will realize ordinary income in an amount equal to the fair market value of the shares received minus any amount paid for the shares, and the Company will be entitled to a corresponding deduction. A Participant’s tax basis in the shares of common stock received upon exercise of a SAR will be equal to the fair market value of such shares on the exercise date, and the Participant’s holding period for such shares will begin at that time. Upon sale of the shares of common stock received upon exercise of a SAR, the Participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the Participant’s tax basis in such shares.

Other Stock-Based Awards

The tax consequences of receiving other stock-based Awards will generally be governed by the principles set forth in the Code. These tax consequences may vary depending upon the terms and conditions of such awards.

Equity Awards

The grant of options and other equity or cash awards under the 2018 Plan is discretionary and we cannot determine now the specific number or type of equity or cash awards to be granted in the future to any particular person or group. Any such grants of awards will be made in the sole discretion of our Compensation Committee, in such amounts and to such persons, as our Compensation Committee deems appropriate.

The above description of the 2018 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2018 Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K is are incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 7, 2018, the Company held its 2018 annual meeting of shareholders (the “Annual Meeting”). The number of shares of common stock entitled to vote at the Annual Meeting was 99,661,848. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 61,382,720. Greater than 33.34% of the shares of common stock outstanding and entitled to vote at the Annual Meeting were present in person or by proxy, thereby constituting a quorum. All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved and the director nominees were elected. The voting results reported below are final. The number of shares of common stock referenced in this Item 5.07 of this Current Report on Form 8-K reflect the Company’s common stock prior to the Company’s one-for-eight (1-for-8) reverse stock split, which was effectuated on November 8, 2018.

The following is a tabulation of the voting on the proposals presented at the Annual Meeting:

Proposal 1: To elect three (3) directors to hold office for a one year term and until their successors are elected and qualified or until their earlier incapacity, removal or resignation. Each nominee for director was elected by a vote of the stockholders as follows:

Nominee	Shares Voted For	With held
Joshua Silverman	18,383,118	4,930,921
Bill J. White	18,471,367	4,842,672
Christopher C. Schreiber	18,502,769	4,811,270

Proposal 2: To approve the Akers Biosciences, Inc. 2018 Equity Incentive Plan

Shares Voted For	Shares Against	Shares Abstaining
15,332,833	7,597,513	383,693

Proposal 3: To ratify the amendments to the Akers Biosciences, Inc. 2013 Incentive Plan

Shares Voted For	Shares Against	Shares Abstaining
17,855,378	5,199,177	259,544

Proposal 4: To consider and conduct a non-binding advisory vote on a proposal to approve the Company’s executive compensation

Shares Voted For	Shares Against	Shares Abstaining
14,553,033	8,136,695	624,311

Proposal 5 To ratify the appointment by the Audit Committee of the Company’s Board of Directors of Morison Cogen LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2018:

Shares Voted For	Shares Against	Shares Abstaining
56,011,783	4,312,513	1,058,424

On the basis of the above votes, (i) Joshua Silverman, Bill J. White, and Christopher C. Schreiber were elected as members of the Board; (ii) the 2018 Plan was approved and adopted, (iii) the amendments to the Akers Biosciences, Inc. 2013 Equity Incentive Plan were ratified, (iv) the Company’s executive compensation was approved by a non-binding advisory vote, and (v) the proposal to ratify the selection of Morison Cogen LLP, as the Company’s independent registered public accountant to audit its consolidated financial statements for 2018 was adopted.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Akers Biosciences, Inc. 2018 Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKERS BIOSCIENCES, INC.

Date: December 7, 2018	By:	/s/ Howard R. Yeaton
Howard R. Yeaton
Chief Executive Officer